Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Neonode, Inc. of our report dated February 28, 2024, relating to the consolidated financial statements of Neonode, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Neonode, Inc. for the year ended December 31, 2023.

We also consent to the reference to us under the heading “Experts” in the prospectus, which is part of this registration statement.

KMJ Corbin & Company LLP

Irvine, California

May 9, 2024